UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) June 15, 2010 (June 10, 2010)
RailAmerica, Inc.
(Exact Name of Registrant as Specified in Its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

001-32579	65-0328006
(Commission File Number)	(IRS Employer Identification No.)
7411 Fullerton Street, Suite 300, Jacksonville, Florida 32256
(Address of Principal Executive Offices) (Zip Code)
(800) 342-1131
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
On June 10, 2010, RailAmerica, Inc. (the “Company”) entered into Amendment No. 1 ( the “Amendment”) to its Asset Backed Loan Facility, dated as of June 23, 2009, among the Company, RailAmerica Transportation Corp., the lenders party thereto, Citicorp North America, Inc. and Citigroup Global Markets Inc. (the “ABL Facility”) improving certain terms of the ABL Facility. Among other things, this Amendment eliminates LIBOR-based interest rate floor of 2.5%, modifies the borrowing base calculation and reporting requirements to require less frequent financial reporting in certain circumstances, adjusts the limitations on permitted acquisitions and restricted payments and amends the financial covenants to incorporate cash balances in certain definitions.
Except as expressly amended, the form of the ABL Facility remains unchanged. The description of the Amendment No. 1 to the Asset Backed Loan facility is not complete and is qualified in its entirety by the full text of such document, which is attached as Exhibit 10.1 hereto and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits
     (d) Exhibits:

Exhibit No.	Description

10.1	Amendment No. 1 to the Asset Backed Loan Facility entered into on June 10, 2010

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAILAMERICA, INC.
Date: June 15, 2010	By:	/s/ B. Clyde Preslar
		Name:	B. Clyde Preslar
		Title:	Senior Vice President and Chief Financial Officer (Principal Financial Officer)

Exhibit Index

Exhibit No.	Description

10.1	Amendment No. 1 to the Asset Backed Loan Facility entered into on June 10, 2010

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